Dallas, TX/July 17, 2019
SECOND QUARTER 2019 NET INCOME OF $298 MILLION, $1.94 PER SHARE

Average Loans Grow $1.3 Billion to Record $51 Billion
Revenue Growth and Expense Control Drive Efficiency Ratio to Below 50 Percent

"Over the past few years, we have been on a path of transformation," said Curtis C. Farmer, president and chief executive officer. "We have increased capacity, become more efficient and managed our capital, while maintaining our underwriting and pricing discipline. These actions have produced strong results, including solid, broad-based loan growth, an efficiency ratio below 50 percent, return on assets of 1.7 percent and return on equity of 16 percent. These performance metrics should continue to be among the highest of our peers. Also, the work we have done has better positioned us to weather changes in the economic or interest rate environment."

(dollar amounts in millions, except per share data)	2nd Qtr '19	1st Qtr '19	2nd Qtr '18
FINANCIAL RESULTS
Net interest income	$603	$606	$590
Provision for credit losses	44	(13)	(29)
Noninterest income	250	238	248
Noninterest expenses	424	433	448
Pre-tax income	385	424	419
Provision for income taxes	87	85	93
Net income	$298	$339	$326

Diluted earnings per share	$1.94	$2.11	$1.87
Efficiency ratio (a)	49.65%	50.81%	53.24%
Net interest margin	3.67	3.79	3.62
Common equity Tier 1 capital ratio (b)	10.19	10.78	11.89
Common equity ratio	10.10	10.48	11.22

ADJUSTED FINANCIAL RESULTS (c)
Net interest income	$603	$606	$590
Provision for credit losses	44	(13)	(29)
Noninterest income	250	246	248
Noninterest expenses	424	433	437
Pre-tax income	385	432	430
Provision for income taxes	87	98	98
Net income	$298	$334	$332

Diluted earnings per share	$1.94	$2.08	$1.90
Efficiency ratio (a)	49.65%	50.81%	51.90%

(a)
Noninterest expenses as a percentage of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

(b)	June 30, 2019 ratio is estimated.

(c)	Financial results presented on an adjusted basis to facilitate trend analysis. See Reconciliation of Non-GAAP Financial Measures.

The following table includes items used to arrive at adjusted net income in the Adjusted Financial Results (see Reconciliation of Non-GAAP Financial Measures).

	2nd Qtr '19		1st Qtr '19		2nd Qtr '18
(in millions, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share
Securities repositioning, net of tax	$—	$—	$6	$0.04	$—	$—
Restructuring charges, net of tax	—	—	—	—	9	0.05
Discrete tax items	—	—	(11)	(0.07)	(3)	(0.02)

Second Quarter 2019 Compared to First Quarter 2019 Overview
The commentary below discusses noninterest income on an adjusted basis, which includes certain adjustments management considers helpful to facilitate trend analysis. See Reconciliation of Non-GAAP Financial Measures.
Average total loans increased $1.3 billion, or 3 percent, to $51.0 billion.

•
Reflected an increase in Mortgage Banker Finance, resulting from higher home sales due to seasonality and an increase in refinancing activity due to lower rates. In addition, general Middle Market and Commercial Real Estate increased.

•	Loan yields decreased 7 basis points to 5.00 percent, primarily reflecting the impact of decreases in short-term rates and residual value adjustments in the leasing portfolio.
Average total deposits increased $1.0 billion, or 2 percent, to $55.0 billion. Core deposits remained stable.

•
A $1.5 billion increase in interest-bearing deposits, including approximately a $1 billion increase in brokered deposits, funded loan growth. This was partially offset by a $474 million decrease in noninterest-bearing deposits.

•	Interest-bearing deposit costs increased 16 basis points to 94 basis points due to continued management of deposit pricing to attract and retain customers as well as the increase in brokered deposits.
Net interest income decreased $3 million to $603 million.

•
The benefits from an increase in average loans and an additional day in the second quarter were more than offset by the expected increase in deposit costs and higher levels of funding to support loan growth.

Provision for credit losses increased to $44 million compared to a $13 million release in first quarter 2019.

•	Primarily the result of loan growth and a decline in valuations of select liquidating assets related to Energy loans.

•	Net credit-related charge-offs were $33 million, or 0.26 percent of average loans, including Energy net charge-offs of $25 million.

•	The allowance for loan losses increased $10 million to $657 million, or 1.27 percent of total loans.
Adjusted noninterest income increased $4 million to $250 million.

•
Reflected a $3 million increase in fiduciary income and increases of $2 million each in card fees and income from bank-owned life insurance, partially offset by a $3 million decrease in deferred compensation asset returns (offset in noninterest expenses).

Noninterest expenses decreased $9 million to $424 million.

•
Salaries and benefits expense decreased $20 million, reflecting seasonal decreases in share-based compensation and payroll taxes as well as lower deferred compensation expense (offset in noninterest income), partially offset by the impact of annual merit increases and an additional day in the second quarter.

•
Partially offsetting the decrease in salaries and benefits expense were increases of $4 million in advertising expense (from seasonally low first quarter levels), $2 million in legal expense (high first quarter recoveries), $2 million in outside processing fees (card fees and technology initiatives) and smaller increases in other categories.

Provision for income taxes increased $2 million to $87 million.

•	An $11 million decrease in discrete tax benefits from employee stock transactions was partially offset by lower pre-tax earnings.
Capital position remained solid with a common equity Tier 1 capital ratio of 10.19 percent.

•	Returned a total of $525 million to shareholders, including dividends and the repurchase of $425 million of common stock (5.7 million shares) under the share repurchase program.

Second Quarter 2019 Compared to Second Quarter 2018 Overview
The commentary below discusses noninterest expenses on an adjusted basis, which includes certain adjustments management considers helpful to facilitate trend analysis. See Reconciliation of Non-GAAP Financial Measures.
Average total loans increased $1.7 billion.

•	Reflected increases in Energy, National Dealer Services and general Middle Market.

•	Loan yields increased 37 basis points, primarily reflecting increases in short-term interest rates.
Average total deposits decreased $835 million.

•
Noninterest-bearing deposits decreased $2.9 billion, partially offset by a $2.1 billion increase in interest-bearing deposits, including approximately a $1 billion increase in brokered deposits. The decline in noninterest-bearing deposits was primarily the result of customers shifting balances to interest-bearing deposits and utilizing their deposits to fund growth, acquisitions and capital expenditures as well as choosing other investment options.

•	Interest-bearing deposit costs increased 52 basis points due to continued management of deposit pricing to attract and retain customers as well as the increase in brokered deposits.
Net interest income increased $13 million.

•	The net benefit from higher interest rates and an increase in average loan balances were partially offset by the impact of higher average debt and interest-bearing deposits.
Provision for credit losses increased $73 million from a $29 million release in second quarter 2018.

•	The provision increase resulted from loan growth, higher levels of recoveries in the prior quarter and a $183 million increase in total criticized loans.

•	Nonaccrual loans, a component of criticized loans, decreased $30 million.
Noninterest income increased $2 million.

•
Primarily reflected increases of $5 million in card fees and $2 million in income from bank-owned life insurance, partially offset by decreases of $2 million each in service charges on deposit accounts and commercial lending fees.

Adjusted noninterest expenses decreased $13 million.

•	Primarily reflected decreases of $6 million in FDIC insurance expense, $5 million in salaries and benefits expense and $4 million in software expense.
Provision for income taxes decreased $6 million.

•	Lower pre-tax earnings were partially offset by a decrease in discrete tax benefits from employee stock transactions.

Net Interest Income

(dollar amounts in millions)	2nd Qtr '19	1st Qtr '19	2nd Qtr '18
Net interest income	$603	$606	$590

Net interest margin	3.67%	3.79%	3.62%

Selected average balances:
Total earning assets	$65,890	$64,618	$65,114
Total loans	50,963	49,677	49,225
Total investment securities	12,091	11,955	11,799
Federal Reserve Bank deposits	2,479	2,642	3,717

Total deposits	54,995	53,996	55,830
Total noninterest-bearing deposits	26,398	26,872	29,316
Short-term borrowings	927	221	56
Medium- and long-term debt	6,712	6,694	5,584
Net interest income decreased $3 million, and net interest margin decreased 12 basis points, compared to first quarter 2019.

•
Interest on loans increased $14 million and reduced net interest margin by 2 basis points. Higher average loan balances (+$16 million, +2 basis points) and one additional day in the quarter (+$6 million) were partially offset by lower short-term rates (-$4 million, -2 basis points), negative residual value adjustments to assets in the leasing portfolio (-$2 million, -1 basis point), the impact of cash flow hedges (-$1 million, -1 basis point) and portfolio mix shift (-$1 million).

•
Interest on investment securities increased $3 million and added 1 basis point to the net interest margin, primarily reflecting the impact of repositioning the portfolio late in the first quarter and reinvesting at higher yields.

•
Interest expense on deposits increased $15 million and reduced net interest margin by 9 basis points, due to higher average deposit balances ($8 million, 5 basis points) and deposit pricing ($7 million, 4 basis points).

•	Interest expense on debt increased $5 million and reduced net interest margin by 2 basis points, due to higher average debt balances.

Credit Quality
“Credit quality remained solid with net charge-offs of 26 basis points, and nonperforming assets remained very low at 45 basis points,” said Farmer. "Recently, valuations of select problem energy assets in various stages of liquidation were reduced due to volatile oil and gas prices combined with a slowing of capital investment in this sector.  This, along with loan growth, drove the increase in provision from the low levels we have been experiencing. Overall, the portfolio continues to perform well, and we expect the provision will be approximately $25 million to $35 million per quarter for the remainder of the year."

(dollar amounts in millions)	2nd Qtr '19	1st Qtr '19	2nd Qtr '18
Credit-related charge-offs	$44	$20	$20
Recoveries	11	9	23
Net credit-related charge-offs	33	11	(3)
Net credit-related charge-offs/Average total loans	0.26%	0.08%	(0.02)%

Provision for credit losses	$44	$(13)	$(29)

Nonperforming loans	230	198	262
Nonperforming assets (NPAs)	233	199	264
NPAs/Total loans and foreclosed property	0.45%	0.40%	0.53%

Loans past due 90 days or more and still accruing	$17	$24	$20

Allowance for loan losses	657	647	677
Allowance for credit losses on lending-related commitments (a)	31	30	34
Total allowance for credit losses	688	677	711

Allowance for loan losses/Period-end total loans	1.27%	1.29%	1.36%
Allowance for loan losses/Nonperforming loans	2.9x	3.3x	2.6x

(a)	Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•	The allowance for loan losses increased $10 million to $657 million at June 30, 2019, or 1.27 percent of total loans, reflecting loan growth and increased Energy reserves.

•
Criticized loans were $1.9 billion, or 3.8 percent of total loans, at June 30, 2019, a $142 million increase compared to March 31, 2019. The increase in criticized loans reflected an increase in general Middle Market, partially offset by Energy loans, which decreased $30 million to $210 million. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.

•
Net charge-offs of $33 million remained at low historical levels as a percentage of average loans at 26 basis points. Net charge-offs from Energy loans were $25 million in the second quarter, compared to $8 million in the first quarter.

•
Nonperforming assets increased $34 million to $233 million at June 30, 2019, compared to $199 million at March 31, 2019. Nonperforming assets as a percentage of total loans and foreclosed property increased to 0.45 percent at June 30, 2019, compared to 0.40 percent at March 31, 2019.

•	Energy business line loans were $2.4 billion, or 4.70 percent of total loans at June 30, 2019.

Full-Year 2019 Outlook
For full-year 2019 compared to full-year 2018, management expects the following, assuming a continuation of the current economic environment and interest rates as of June 30, 2019:

•	Growth in average loans of 3 percent to 4 percent, reflecting better than expected growth in the first half of 2019 and normal seasonality in the second half.

•	Decline in average deposits of 2 percent coincident with loan growth and customers using cash in their businesses.

•
Growth in net interest income of 2 percent from the full-year net benefit of higher interest rates, growth in average loans and repositioning the securities portfolio, partially offset by higher wholesale funding, a shift in deposit mix and lower interest recoveries.

•
Provision for credit losses of 15 basis points to 20 basis points of total loans ($25 million to $35 million per quarter for the second half of 2019) and net charge-offs to remain low, with continued solid credit quality.

•	Noninterest income higher by 1 percent to 2 percent, benefiting from growth in card fees and fiduciary income, partially offset by lower derivative income and service charges on deposit accounts.

•
Noninterest expenses lower by 3 percent, reflecting the end of restructuring charges from the GEAR Up initiatives ($53 million in full-year 2018), FDIC insurance expense lower by $16 million from the discontinuance of the surcharge, as well as lower compensation and pension expense, partially offset by higher outside processing expenses in line with growing revenue, technology expenditures and typical inflationary pressures.

◦	Lower compensation driven by executive incentive compensation, partially offset by merit increases.

•	Income tax expense to be approximately 23 percent of pre-tax income, excluding any tax impact from employee stock transactions.

◦	Full-year 2018 included discrete tax benefits of $48 million.

•	Common equity Tier 1 capital ratio target of approximately 10 percent.

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. For a summary of business segment and geographic market quarterly results, see the Business Segment Financial Results and Market Segment Financial Results tables included later in this report. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit and geographic market structures of Comerica and methodologies in effect at June 30, 2019. A discussion of business segment and geographic market year-to-date results will be included in Comerica's Second Quarter 2019 Form 10-Q.
Conference Call and Webcast
Comerica will host a conference call to review second quarter 2019 financial results at 7 a.m. CT Wednesday, July 17, 2019. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (Event ID No. 4379456). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on track,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies; operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; cybersecurity risks; whether Comerica may achieve opportunities for revenue enhancements and efficiency improvements under the GEAR Up initiative, or changes in the scope or assumptions underlying the GEAR Up initiative; Comerica's ability to maintain adequate sources of funding and liquidity; the effects of more stringent capital requirements; declines or other changes in the businesses or industries of Comerica's customers; unfavorable developments concerning credit quality; changes in regulation or oversight; heightened legislative and regulatory focus on cybersecurity and data privacy; fluctuations in interest rates and their impact on deposit pricing; transitions away from LIBOR towards new interest rate benchmarks; reductions in Comerica's credit rating; damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the interdependence of financial service companies; the implementation of Comerica's strategies and business initiatives; changes in customer behavior; management's ability to maintain and expand customer relationships; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; the impacts of future legislative, administrative or judicial changes to tax regulations; any future strategic acquisitions or divestitures; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; losses due to fraud; the effects of terrorist activities and other hostilities; changes in accounting standards; the critical nature of Comerica's accounting policies; controls and procedures failures; and the volatility of Comerica’s stock price. Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2018. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Yolanda Y. Schufford	Darlene P. Persons
(214) 462-4443	(214) 462-6831

Chelsea R. Smith
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(in millions, except per share data)	2019	2019	2018	2019	2018
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$1.94	$2.11	$1.87	$4.06	$3.46
Cash dividends declared	0.67	0.67	0.34	1.34	0.64

Average diluted shares (in thousands)	153,189	159,518	173,601	156,351	174,351
PERFORMANCE RATIOS
Return on average common shareholders' equity	16.41%	18.44%	16.40%	17.43%	15.39%
Return on average assets	1.68	1.97	1.85	1.82	1.74
Efficiency ratio (a)	49.65	50.81	53.24	50.23	54.74
CAPITAL
Common equity tier 1 capital (b)	$7,060	$7,277	$8,026
Risk-weighted assets (b)	69,291	67,532	67,508
Common shareholders' equity per share of common stock	48.89	47.67	47.27
Tangible common equity per share of common stock	44.61	43.55	43.51
Common equity tier 1 and tier 1 risk-based capital ratio (b)	10.19%	10.78%	11.89%
Total risk-based capital ratio (b)	12.19	12.80	13.96
Leverage ratio (b)	9.90	10.40	11.36
Common equity ratio	10.10	10.48	11.22
Tangible common equity ratio (c)	9.30	9.66	10.42
AVERAGE BALANCES
Commercial loans	$32,607	$31,461	$30,966	$32,037	$30,556
Real estate construction loans	3,319	3,238	3,189	3,279	3,129
Commercial mortgage loans	9,060	8,997	9,174	9,028	9,195
Lease financing	546	519	457	533	461
International loans	1,025	1,014	981	1,019	989
Residential mortgage loans	1,943	1,965	1,993	1,954	2,002
Consumer loans	2,463	2,483	2,465	2,473	2,493
Total loans	50,963	49,677	49,225	50,323	48,825

Earning assets	65,890	64,618	65,114	65,257	65,063
Total assets	71,252	69,771	70,520	70,515	70,423

Noninterest-bearing deposits	26,398	26,872	29,316	26,634	29,591
Interest-bearing deposits	28,597	27,124	26,514	27,864	26,368
Total deposits	54,995	53,996	55,830	54,498	55,959

Common shareholders' equity	7,285	7,459	7,977	7,371	7,952
NET INTEREST INCOME
Net interest income	$603	$606	$590	$1,209	$1,139
Net interest margin	3.67%	3.79%	3.62%	3.73%	3.52%
CREDIT QUALITY
Total nonperforming assets	$233	$199	$264

Loans past due 90 days or more and still accruing	17	24	20

Net credit-related charge-offs	33	11	(3)	$44	$25

Allowance for loan losses	657	647	677
Allowance for credit losses on lending-related commitments	31	30	34
Total allowance for credit losses	688	677	711

Allowance for loan losses as a percentage of total loans	1.27%	1.29%	1.36%
Net credit-related charge-offs as a percentage of average total loans	0.26	0.08	(0.02)	0.17%	0.10%
Nonperforming assets as a percentage of total loans and foreclosed property	0.45	0.40	0.53
Allowance for loan losses as a percentage of total nonperforming loans	2.9x	3.3x	2.6x
OTHER KEY INFORMATION
Number of banking centers	436	436	438
Number of employees - full time equivalent	7,693	7,675	7,868

(a)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

(b)	June 30, 2019 ratios are estimated.

(c)	See Reconciliation of Non-GAAP Financial Measures.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	December 31,	June 30,
(in millions, except share data)	2019	2019	2018	2018
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,029	$1,063	$1,390	$1,424

Interest-bearing deposits with banks	2,552	2,418	3,171	4,236
Other short-term investments	140	136	134	134

Investment securities available-for-sale	12,338	12,212	12,045	11,915

Commercial loans	33,326	32,007	31,976	31,530
Real estate construction loans	3,292	3,291	3,077	3,257
Commercial mortgage loans	9,217	8,989	9,106	9,124
Lease financing	575	535	507	458
International loans	1,024	1,040	1,013	993
Residential mortgage loans	1,924	1,949	1,970	1,954
Consumer loans	2,443	2,491	2,514	2,476
Total loans	51,801	50,302	50,163	49,792
Less allowance for loan losses	(657)	(647)	(671)	(677)
Net loans	51,144	49,655	49,492	49,115

Premises and equipment	470	474	475	467
Accrued income and other assets	4,864	4,732	4,111	4,696
Total assets	$72,537	$70,690	$70,818	$71,987

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$27,001	$26,242	$28,690	$30,316

Money market and interest-bearing checking deposits	22,195	22,889	22,560	22,544
Savings deposits	2,162	2,175	2,172	2,227
Customer certificates of deposit	2,441	2,258	2,131	2,089
Other time deposits	1,726	518	—	—
Foreign office time deposits	12	9	8	34
Total interest-bearing deposits	28,536	27,849	26,871	26,894
Total deposits	55,537	54,091	55,561	57,210

Short-term borrowings	1,733	935	44	58
Accrued expenses and other liabilities	1,386	1,407	1,243	1,057
Medium- and long-term debt	6,558	6,848	6,463	5,583
Total liabilities	65,214	63,281	63,311	63,908

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141	1,141
Capital surplus	2,168	2,159	2,148	2,144
Accumulated other comprehensive loss	(382)	(513)	(609)	(589)
Retained earnings	9,176	8,979	8,781	8,374
Less cost of common stock in treasury - 78,367,534 shares at 6/30/19, 72,747,011 shares at 3/31/19, 68,081,176 shares as 12/31/18 and 57,254,526 shares at 6/30/18	(4,780)	(4,357)	(3,954)	(2,991)
Total shareholders' equity	7,323	7,409	7,507	8,079
Total liabilities and shareholders' equity	$72,537	$70,690	$70,818	$71,987

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2019	2018	2019	2018
INTEREST INCOME
Interest and fees on loans	$635	$568	$1,256	$1,077
Interest on investment securities	75	64	147	128
Interest on short-term investments	17	18	34	35
Total interest income	727	650	1,437	1,240
INTEREST EXPENSE
Interest on deposits	67	28	119	44
Interest on short-term borrowings	6	—	7	—
Interest on medium- and long-term debt	51	32	102	57
Total interest expense	124	60	228	101
Net interest income	603	590	1,209	1,139
Provision for credit losses	44	(29)	31	(17)
Net interest income after provision for credit losses	559	619	1,178	1,156
NONINTEREST INCOME
Card fees	65	60	128	119
Service charges on deposit accounts	51	53	102	107
Fiduciary income	52	52	101	104
Commercial lending fees	21	23	43	41
Foreign exchange income	11	12	22	24
Letter of credit fees	10	11	19	21
Bank-owned life insurance	11	9	20	18
Brokerage fees	7	6	14	13
Net securities gains (losses)	—	—	(8)	1
Other noninterest income	22	22	47	44
Total noninterest income	250	248	488	492
NONINTEREST EXPENSES
Salaries and benefits expense	245	250	510	505
Outside processing fee expense	65	64	128	125
Net occupancy expense	37	37	74	75
Software expense	28	32	57	63
Equipment expense	12	11	24	22
FDIC insurance expense	6	12	11	25
Advertising expense	9	8	14	14
Restructuring charges	—	11	—	27
Other noninterest expenses	22	23	39	38
Total noninterest expenses	424	448	857	894
Income before income taxes	385	419	809	754
Provision for income taxes	87	93	172	147
NET INCOME	298	326	637	607
Less income allocated to participating securities	1	2	3	4
Net income attributable to shares	$297	$324	$634	$603
Earnings per share:
Basic	$1.95	$1.90	$4.10	$3.52
Diluted	1.94	1.87	4.06	3.46

Comprehensive income	429	290	864	468

Cash dividends declared on stock	100	58	205	110
Cash dividends declared per share	0.67	0.34	1.34	0.64

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Second	First	Fourth	Third	Second	Second Quarter 2019 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	First Quarter 2019		Second Quarter 2018
(in millions, except per share data)	2019	2019	2018	2018	2018	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$635	$621	$604	$581	$568	$14	2%	$67	12%
Interest on investment securities	75	72	71	66	64	3	3	11	16
Interest on short-term investments	17	17	29	28	18	—	—	(1)	(10)
Total interest income	727	710	704	675	650	17	2	77	12
INTEREST EXPENSE
Interest on deposits	67	52	43	35	28	15	29	39	n/m
Interest on short-term borrowings	6	1	—	1	—	5	n/m	6	n/m
Interest on medium- and long-term debt	51	51	47	40	32	—	—	19	61
Total interest expense	124	104	90	76	60	20	19	64	n/m
Net interest income	603	606	614	599	590	(3)	(1)	13	2
Provision for credit losses	44	(13)	16	—	(29)	57	n/m	73	n/m
Net interest income after provision for credit losses	559	619	598	599	619	(60)	(10)	(60)	(10)
NONINTEREST INCOME
Card fees	65	63	64	61	60	2	2	5	8
Service charges on deposit accounts	51	51	51	53	53	—	—	(2)	(3)
Fiduciary income	52	49	51	51	52	3	5	—	—
Commercial lending fees	21	22	23	21	23	(1)	(1)	(2)	(7)
Foreign exchange income	11	11	11	12	12	—	—	(1)	(10)
Letter of credit fees	10	9	10	9	11	1	—	(1)	(9)
Bank-owned life insurance	11	9	10	11	9	2	12	2	18
Brokerage fees	7	7	7	7	6	—	—	1	17
Net securities gains (losses)	—	(8)	—	(20)	—	8	n/m	—	—
Other noninterest income	22	25	23	29	22	(3)	(6)	—	—
Total noninterest income	250	238	250	234	248	12	5	2	1
NONINTEREST EXPENSES
Salaries and benefits expense	245	265	250	254	250	(20)	(8)	(5)	(2)
Outside processing fee expense	65	63	65	65	64	2	5	1	3
Net occupancy expense	37	37	39	38	37	—	—	—	—
Software expense	28	29	30	32	32	(1)	(3)	(4)	(10)
Equipment expense	12	12	14	12	11	—	—	1	4
FDIC insurance expense	6	5	6	11	12	1	30	(6)	(47)
Advertising expense	9	5	8	8	8	4	61	1	13
Restructuring charges	—	—	14	12	11	—	—	(11)	n/m
Other noninterest expenses	22	17	22	20	23	5	28	(1)	(5)
Total noninterest expenses	424	433	448	452	448	(9)	(2)	(24)	(5)
Income before income taxes	385	424	400	381	419	(39)	(9)	(34)	(8)
Provision for income taxes	87	85	90	63	93	2	2	(6)	(8)
NET INCOME	298	339	310	318	326	(41)	(12)	(28)	(9)
Less income allocated to participating securities	1	2	2	2	2	(1)	(15)	(1)	(7)
Net income attributable to shares	$297	$337	$308	$316	$324	$(40)	(12)%	$(27)	(8)%
Earnings per share:
Basic	$1.95	$2.14	$1.91	$1.89	$1.90	$(0.19)	(9)%	$0.05	3%
Diluted	1.94	2.11	1.88	1.86	1.87	(0.17)	(8)	0.07	4

Comprehensive income	429	435	312	296	290	(6)	(1)	139	48

Cash dividends declared on stock	100	105	99	100	58	(5)	(5)	42	72
Cash dividends declared per share	0.67	0.67	0.60	0.60	0.34	—	—	0.33	97
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2019		2018
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

Balance at beginning of period	$647	$671	$664	$677	$698

Loan charge-offs:
Commercial	42	18	19	23	17
Commercial mortgage	—	1	2	—	1
International	1	—	—	1	—
Consumer	1	1	—	1	2
Total loan charge-offs	44	20	21	25	20

Recoveries on loans previously charged-off:
Commercial	7	8	8	8	20
Commercial mortgage	3	—	—	1	1
International	—	—	—	—	1
Residential mortgage	—	—	1	—	—
Consumer	1	1	1	1	1
Total recoveries	11	9	10	10	23
Net loan charge-offs (recoveries)	33	11	11	15	(3)
Provision for loan losses	43	(13)	19	1	(23)
Foreign currency translation adjustment	—	—	(1)	1	(1)
Balance at end of period	$657	$647	$671	$664	$677

Allowance for loan losses as a percentage of total loans	1.27%	1.29%	1.34%	1.35%	1.36%

Net loan charge-offs (recoveries) as a percentage of average total loans	0.26	0.08	0.09	0.13	(0.02)

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2019		2018
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

Balance at beginning of period	$30	$30	$33	$34	$40
Add: Provision for credit losses on lending-related commitments	1	—	(3)	(1)	(6)
Balance at end of period	$31	$30	$30	$33	$34

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2019		2018
(in millions)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$155	$114	$141	$149	$171
Commercial mortgage	12	16	20	22	29
Lease financing	1	2	2	2	2
International	3	3	3	4	4
Total nonaccrual business loans	171	135	166	177	206
Retail loans:
Residential mortgage	35	37	36	34	29
Consumer:
Home equity	18	19	19	19	19
Total nonaccrual retail loans	53	56	55	53	48
Total nonaccrual loans	224	191	221	230	254
Reduced-rate loans	6	7	8	9	8
Total nonperforming loans	230	198	229	239	262
Foreclosed property	3	1	1	1	2
Total nonperforming assets	$233	$199	$230	$240	$264

Nonperforming loans as a percentage of total loans	0.44%	0.39%	0.46%	0.49%	0.53%
Nonperforming assets as a percentage of total loans and foreclosed property	0.45	0.40	0.46	0.49	0.53
Allowance for loan losses as a multiple of total nonperforming loans	2.9x	3.3x	2.9x	2.8x	2.6x
Loans past due 90 days or more and still accruing	$17	$24	$16	$28	$20

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$191	$221	$230	$254	$326
Loans transferred to nonaccrual (a)	93	4	42	35	49
Nonaccrual loan gross charge-offs	(44)	(20)	(21)	(25)	(20)
Loans transferred to accrual status (a)	—	—	(3)	—	—
Nonaccrual loans sold	(5)	—	(5)	(9)	(15)
Payments/Other (b)	(11)	(14)	(22)	(25)	(86)
Nonaccrual loans at end of period	$224	$191	$221	$230	$254
(a) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Six Months Ended
	June 30, 2019			June 30, 2018
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$32,037	$799	5.04%	$30,556	$672	4.44%
Real estate construction loans	3,279	93	5.74	3,129	77	4.93
Commercial mortgage loans	9,028	230	5.13	9,195	205	4.49
Lease financing	533	8	3.08	461	9	3.93
International loans	1,019	27	5.33	989	24	4.81
Residential mortgage loans	1,954	38	3.89	2,002	38	3.78
Consumer loans	2,473	61	5.00	2,493	52	4.24
Total loans	50,323	1,256	5.03	48,825	1,077	4.45

Mortgage-backed securities	9,275	114	2.43	9,133	104	2.23
Other investment securities	2,748	33	2.40	2,722	24	1.71
Total investment securities	12,023	147	2.42	11,855	128	2.11

Interest-bearing deposits with banks	2,773	33	2.38	4,251	35	1.68
Other short-term investments	138	1	1.34	132	—	0.84
Total earning assets	65,257	1,437	4.43	65,063	1,240	3.83

Cash and due from banks	912			1,248
Allowance for loan losses	(666)			(713)
Accrued income and other assets	5,012			4,825
Total assets	$70,515			$70,423

Money market and interest-bearing checking deposits	$22,763	100	0.88	$22,039	40	0.37
Savings deposits	2,169	—	0.04	2,205	—	0.03
Customer certificates of deposit	2,258	11	0.96	2,092	4	0.36
Other time deposits	661	8	2.45	—	—	—
Foreign office time deposits	13	—	1.54	32	—	1.13
Total interest-bearing deposits	27,864	119	0.86	26,368	44	0.34

Short-term borrowings	576	7	2.42	45	—	1.63
Medium- and long-term debt	6,703	102	3.03	5,390	57	2.11
Total interest-bearing sources	35,143	228	1.30	31,803	101	0.64

Noninterest-bearing deposits	26,634			29,591
Accrued expenses and other liabilities	1,367			1,077
Total shareholders' equity	7,371			7,952
Total liabilities and shareholders' equity	$70,515			$70,423

Net interest income/rate spread		$1,209	3.13		$1,139	3.19

Impact of net noninterest-bearing sources of funds			0.60			0.33
Net interest margin (as a percentage of average earning assets)			3.73%			3.52%

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$32,607	$405	5.00%	$31,461	$394	5.07%	$30,966	$357	4.64%
Real estate construction loans	3,319	47	5.74	3,238	46	5.74	3,189	41	5.12
Commercial mortgage loans	9,060	116	5.12	8,997	114	5.14	9,174	107	4.65
Lease financing	546	3	2.32	519	5	3.87	457	4	3.65
International loans	1,025	14	5.30	1,014	13	5.37	981	13	5.02
Residential mortgage loans	1,943	19	3.92	1,965	19	3.85	1,993	20	3.88
Consumer loans	2,463	31	5.02	2,483	30	4.98	2,465	26	4.35
Total loans	50,963	635	5.00	49,677	621	5.07	49,225	568	4.63

Mortgage-backed securities	9,326	58	2.45	9,225	56	2.41	9,098	52	2.25
Other investment securities	2,765	17	2.47	2,730	16	2.32	2,701	12	1.71
Total investment securities	12,091	75	2.45	11,955	72	2.39	11,799	64	2.12

Interest-bearing deposits with banks	2,694	16	2.37	2,852	17	2.40	3,957	18	1.82
Other short-term investments	142	1	1.34	134	—	1.33	133	—	0.94
Total earning assets	65,890	727	4.42	64,618	710	4.44	65,114	650	3.98

Cash and due from banks	900			925			1,235
Allowance for loan losses	(660)			(672)			(708)
Accrued income and other assets	5,122			4,900			4,879
Total assets	$71,252			$69,771			$70,520

Money market and interest-bearing checking deposits	$22,913	53	0.93	$22,612	47	0.83	$22,187	26	0.47
Savings deposits	2,169	—	0.03	2,170	—	0.04	2,231	—	0.04
Customer certificates of deposit	2,346	7	1.10	2,170	4	0.81	2,063	2	0.38
Other time deposits	1,156	7	2.46	160	1	2.34	—	—	—
Foreign office time deposits	13	—	1.54	12	—	1.55	33	—	1.13
Total interest-bearing deposits	28,597	67	0.94	27,124	52	0.78	26,514	28	0.42

Short-term borrowings	927	6	2.42	221	1	2.39	56	—	1.74
Medium- and long-term debt	6,712	51	3.00	6,694	51	3.06	5,584	32	2.24
Total interest-bearing sources	36,236	124	1.36	34,039	104	1.23	32,154	60	0.74

Noninterest-bearing deposits	26,398			26,872			29,316
Accrued expenses and other liabilities	1,333			1,401			1,073
Total shareholders' equity	7,285			7,459			7,977
Total liabilities and shareholders' equity	$71,252			$69,771			$70,520

Net interest income/rate spread		$603	3.06		$606	3.21		$590	3.24

Impact of net noninterest-bearing sources of funds			0.61			0.58			0.38
Net interest margin (as a percentage of average earning assets)			3.67%			3.79%			3.62%

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT MARCH 31, 2018	172.5	$1,141	$2,134	$(553)	$8,110	$(2,832)	$8,000
Cumulative effect of change in accounting principles	—	—	—	—	—	—	—
Net income	—	—	—	—	326	—	326
Other comprehensive loss, net of tax	—	—	—	(36)	—	—	(36)
Cash dividends declared on common stock ($0.34 per share)	—	—	—	—	(58)	—	(58)
Purchase of common stock	(1.7)	—	—	—	—	(169)	(169)
Net issuance of common stock under employee stock plans	0.1	—	—	—	(4)	10	6
Net issuance of common stock for warrants	—	—	—	—	—	—	—
Share-based compensation	—	—	10	—	—	—	10
BALANCE AT JUNE 30, 2018	170.9	$1,141	$2,144	$(589)	$8,374	$(2,991)	$8,079

BALANCE AT MARCH 31, 2019	155.4	$1,141	$2,159	$(513)	$8,979	$(4,357)	$7,409
Net income	—	—	—	—	298	—	298
Other comprehensive income, net of tax	—	—	—	131	—	—	131
Cash dividends declared on common stock ($0.67 per share)	—	—	—	—	(100)	—	(100)
Purchase of common stock	(5.7)	—	—	—	—	(425)	(425)
Net issuance of common stock under employee stock plans	0.1	—	1	—	(1)	2	2
Share-based compensation	—	—	8	—	—	—	8
BALANCE AT JUNE 30, 2019	149.8	$1,141	$2,168	$(382)	$9,176	$(4,780)	$7,323

BALANCE AT DECEMBER 31, 2017	172.9	$1,141	$2,122	$(451)	$7,887	$(2,736)	$7,963
Cumulative effect of change in accounting principles	—	—	—	1	14	—	15
Net income	—	—	—	—	607	—	607
Other comprehensive loss, net of tax	—	—	—	(139)	—	—	(139)
Cash dividends declared on common stock ($0.64 per share)	—	—	—	—	(110)	—	(110)
Purchase of common stock	(3.4)	—	—	—	—	(328)	(328)
Net issuance of common stock under employee stock plans	1.3	—	(11)	—	(21)	69	37
Net issuance of common stock for warrants	0.1	—	(1)	—	(3)	4	—
Share-based compensation	—	—	34	—	—	—	34
BALANCE AT JUNE 30, 2018	170.9	$1,141	$2,144	$(589)	$8,374	$(2,991)	$8,079

BALANCE AT DECEMBER 31, 2018	160.1	$1,141	$2,148	$(609)	$8,781	$(3,954)	$7,507
Cumulative effect of change in accounting principle	—	—	—	—	(14)	—	(14)
Net income	—	—	—	—	637	—	637
Other comprehensive income, net of tax	—	—	—	227	—	—	227
Cash dividends declared on common stock ($1.34 per share)	—	—	—	—	(205)	—	(205)
Purchase of common stock	(10.9)	—	—	—	—	(859)	(859)
Net issuance of common stock under employee stock plans	0.6	—	(12)	—	(23)	33	(2)
Share-based compensation	—	—	32	—	—	—	32
BALANCE AT JUNE 30, 2019	149.8	$1,141	$2,168	$(382)	$9,176	$(4,780)	$7,323

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended June 30, 2019	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$420	$146	$46	$(24)	$15		$603
Provision for credit losses	52	1	(5)	—	(4)		44
Noninterest income	136	33	68	14	(1)		250
Noninterest expenses	195	147	67	—	15		424
Provision (benefit) for income taxes	71	7	13	(4)	—		87
Net income (loss)	$238	$24	$39	$(6)	$3		$298
Net credit-related charge-offs (recoveries)	$35	$—	$(2)	$—	$—		$33

Selected average balances:
Assets	$45,321	$2,839	$5,071	$14,242	$3,779		$71,252
Loans	43,926	2,107	4,930	—	—		50,963
Deposits	28,251	20,649	3,740	2,174	181		54,995

Statistical data:
Return on average assets (a)	2.11%	0.44%	3.10%	n/m	n/m		1.68%
Efficiency ratio (b)	34.98	82.26	58.99	n/m	n/m		49.65

	Business	Retail	Wealth
Three Months Ended March 31, 2019	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$412	$146	$47	$(15)	$16		$606
Provision for credit losses	(6)	(4)	(5)	—	2		(13)
Noninterest income	136	31	64	4	3		238
Noninterest expenses	198	145	72	—	18		433
Provision (benefit) for income taxes	82	9	10	(4)	(12)	(c)	85
Net income (loss)	$274	$27	$34	$(7)	$11		$339
Net credit-related charge-offs (recoveries)	$12	$—	$(1)	$—	$—		$11

Selected average balances:
Assets	$43,909	$2,812	$5,174	$13,911	$3,965		$69,771
Loans	42,538	2,103	5,036	—	—		49,677
Deposits	28,463	20,470	3,801	1,130	132		53,996

Statistical data:
Return on average assets (a)	2.53%	0.54%	2.67%	n/m	n/m		1.97%
Efficiency ratio (b)	36.24	81.34	64.42	n/m	n/m		50.81

	Business	Retail	Wealth
Three Months Ended June 30, 2018	Bank	Bank	Management	Finance	Other		Total
Earnings summary:
Net interest income (expense)	$405	$135	$44	$(7)	$13		$590
Provision for credit losses	(25)	(1)	1	—	(4)		(29)
Noninterest income	135	32	67	12	2		248
Noninterest expenses	211	149	75	(1)	14		448
Provision (benefit) for income taxes	81	4	8	(2)	2	(c)	93
Net income	$273	$15	$27	$8	$3		$326
Net credit-related (recoveries) charge-offs	$(4)	$—	$1	$—	$—		$(3)

Selected average balances:
Assets	$43,740	$2,633	$5,260	$13,735	$5,152		$70,520
Loans	42,041	2,057	5,127	—	—		49,225
Deposits	29,735	21,008	3,852	1,093	142		55,830

Statistical data:
Return on average assets (a)	2.50%	0.28%	2.10%	n/m	n/m		1.85%
Efficiency ratio (b)	39.12	87.84	66.81	n/m	n/m		53.24

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(b)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

(c)	Included discrete tax benefits of $11 million and $3 million for first quarter 2019 and second quarter 2018, respectively.
n/m - not meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended June 30, 2019	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income (expense)	$186	$208	$124	$94	$(9)		$603
Provision for credit losses	(10)	(4)	49	13	(4)		44
Noninterest income	72	40	34	91	13		250
Noninterest expenses	134	99	84	92	15		424
Provision (benefit) for income taxes	30	39	6	16	(4)		87
Net income (loss)	$104	$114	$19	$64	$(3)		$298
Net credit-related charge-offs	$—	$7	$26	$—	$—		$33

Selected average balances:
Assets	$13,239	$19,228	$11,349	$9,415	$18,021		$71,252
Loans	12,704	18,928	10,692	8,639	—		50,963
Deposits	19,816	16,325	8,670	7,829	2,355		54,995

Statistical data:
Return on average assets (a)	2.01%	2.37%	0.69%	2.76%	n/m		1.68%
Efficiency ratio (b)	52.04	39.96	52.86	49.56	n/m		49.65

				Other	Finance
Three Months Ended March 31, 2019	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income	$186	$205	$123	$91	$1		$606
Provision for credit losses	5	(1)	(11)	(8)	2		(13)
Noninterest income	72	40	32	87	7		238
Noninterest expenses	139	100	85	91	18		433
Provision (benefit) for income taxes	26	37	19	19	(16)	(c)	85
Net income	$88	$109	$62	$76	$4		$339
Net credit-related charge-offs (recoveries)	$4	$(3)	$13	$(3)	$—		$11

Selected average balances:
Assets	$13,075	$19,048	$10,920	$8,852	$17,876		$69,771
Loans	12,557	18,768	10,270	8,082	—		49,677
Deposits	19,893	16,245	8,698	7,898	1,262		53,996

Statistical data:
Return on average assets (a)	1.76%	2.32%	2.30%	3.44%	n/m		1.97%
Efficiency ratio (b)	53.66	40.87	54.62	51.39	n/m		50.81

				Other	Finance
Three Months Ended June 30, 2018	Michigan	California	Texas	Markets	& Other		Total
Earnings summary:
Net interest income	$181	$194	$122	$87	$6		$590
Provision for credit losses	—	(9)	(15)	(1)	(4)		(29)
Noninterest income	72	42	30	90	14		248
Noninterest expenses	144	105	92	94	13		448
Provision for income taxes	25	35	17	16	—	(c)	93
Net income	$84	$105	$58	$68	$11		$326
Net credit-related charge-offs (recoveries)	$—	$1	$2	$(6)	$—		$(3)

Selected average balances:
Assets	$13,426	$18,696	$10,439	$9,072	$18,887		$70,520
Loans	12,640	18,435	9,862	8,288	—		49,225
Deposits	20,902	16,642	8,967	8,084	1,235		55,830

Statistical data:
Return on average assets (a)	1.55%	2.25%	2.22%	3.03%	n/m		1.85%
Efficiency ratio (b)	56.50	44.49	60.22	52.81	n/m		53.24

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(b)
Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities and a derivative contract tied to the conversion rate of Visa Class B shares.

(c)	Included discrete tax benefits of $11 million and $3 million for first quarter 2019 and second quarter 2018, respectively.
n/m - not meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of equity and our performance trends. Comerica believes the adjusted financial results provide a greater understanding of ongoing operations and enhance the comparability of results with prior periods. Tangible equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.

ADJUSTED FINANCIAL RESULTS	Three Months Ended
	June 30,	March 31,	June 30,
(dollar amounts in millions, except per share data)	2019	2019	2018
Noninterest Income:
Noninterest income	$250	$238	$248
Securities repositioning	—	8	—
Adjusted noninterest income	$250	$246	$248
Noninterest Expenses:
Noninterest expenses	$424	$433	$448
Restructuring charges	—	—	(11)
Adjusted noninterest expenses	$424	$433	$437
Pre-tax Income:
Pre-tax income	$385	$424	$419
Securities repositioning	—	8	—
Restructuring charges	—	—	11
Adjusted pre-tax income	$385	$432	$430
Provision for Income Taxes:
Provision for income taxes	$87	$85	$93
Tax on securities repositioning	—	2	—
Tax on restructuring charges	—	—	2
Discrete tax items	—	11	3
Adjusted provision for income taxes	$87	$98	$98
Net Income:
Net income	$298	$339	$326
Securities repositioning, net of tax	—	6	—
Restructuring charges, net of tax	—	—	9
Discrete tax items	—	(11)	(3)
Adjusted net income	$298	$334	$332
Diluted Earnings per Share:
Diluted earnings per share	$1.94	$2.11	$1.87
Securities repositioning, net of tax	—	0.04	—
Restructuring charges, net of tax	—	—	0.05
Discrete tax items	—	(0.07)	(0.02)
Adjusted diluted earnings per share	$1.94	$2.08	$1.90
Efficiency Ratio:
Reported	49.65%	50.81%	53.24%
Adjusted	49.65	50.81	51.90
Securities repositioning refers to first quarter 2019 losses incurred on the sale of approximately $1 billion of treasury securities that were replaced by higher-yielding treasuries with a similar duration of 4 years. Discrete tax items include the tax benefit from employee stock transactions.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited) (Continued)
Comerica Incorporated and Subsidiaries

	June 30,	March 31,	June 30,
(dollar amounts in millions)	2019	2019	2018

Tangible Equity Ratio:
Shareholders' equity	$7,323	$7,409	$8,079
Less:
Goodwill	635	635	635
Other intangible assets	4	5	7
Tangible equity	$6,684	$6,769	$7,437

Total assets	$72,537	$70,690	$71,987
Less:
Goodwill	635	635	635
Other intangible assets	4	5	7
Tangible assets	$71,898	$70,050	$71,345

Equity ratio	10.10%	10.48%	11.22%
Tangible equity ratio	9.30	9.66	10.42

Tangible Equity per Share of Stock:
Shareholders' equity	$7,323	$7,409	$8,079
Tangible equity	6,684	6,769	7,437

Shares of stock outstanding (in millions)	150	155	171

Shareholders' equity per share of stock	$48.89	$47.67	$47.27
Tangible equity per share of stock	44.61	43.55	43.51
The tangible equity ratio removes the effect of intangible assets from capital and total assets. Tangible equity per share of stock removes the effect of intangible assets from shareholders' equity per share of stock.